Consent of Independent Auditors

We hereby consent to the incorporation by reference of our reported dated February 15, 2008, respecting the consolidated financial statements of SPAR Group, Inc. included in its Annual Report (on Form 10-K) for the year ended December 31, 2007 (as filed with the Securities and Exchange Commission on March 31, 2008), in the Registration Statement (on Form S-8) pertaining to the SPAR Group, Inc. 2008 Stock Compensation Plan.

Partner Julija Traubergaite
/s/ UAB "Rezultatas"

Uždaroji akcinė bendrovė REZULTATAS DOKUMENTAMS

Vilnius, Lithuania
July 2008